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WeTrade Group Plans to Launch the DEMO Version of ChatGPT-style Product

BEIJING, Feb. 8, 2023 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across multiple industries, today announced that the company would conduct in-depth expansive research on the use of ChatGPT style technologies, launch a DEMO product similar to ChatGPT , combine Open AI content generating technology with YCloud , and apply it in WeChat, Alipay, Baidu and other mini programs to further improve user services and interactive experience.

As the service provider that is substantially involved with China's leading Internet companies, WeTrade Group will also integrate the AI technology into the company's product line and assist the leading Internet companies in the implementation scenario and application promotion of ChatGPT-like products.

ChatGPT has become a popular AI product globally. ChatGPT is able to conduct dialogue through learning and understanding human language, and interact with its users according to the context. It is expected to become a tool to improve office and learning efficiency. By the end of January 2023, ChatGPT's monthly active users had exceeded 100 million, as it becomes the fastest growing consumer application in history. At present, major technology companies, including Microsoft, Baidu, Tencent and Alibaba, are competing for ChatGPT technology and products.

WeTrade Group believes the birth of ChatGTP product is an important milestone in the development of global technology enterprises. With the in-depth application of the product technology, it will also become an important infrastructure for technology service enterprises. In the future, WeTrade Group will continue to follow the application of such technology and work with partners to create the most cutting-edge digital technology services for customers.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay ,Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

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Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

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